Exhibit 99.1

Robert J. Coury Remarks at the 2023 Viatris Annual Meeting of Shareholders

The End of One Era and The Beginning of Another

Dear Fellow Shareholders,

Over twenty years ago when I first joined our legacy company Mylan, we identified an unmet need in the global healthcare industry and set out to fill it by building a true one-of-a-kind global platform uniquely positioned to bridge the traditional divide between brands and generics.

We sought to combine the best of both to address global healthcare needs more holistically and bring access to more patients worldwide by building scale across manufacturing, geographic reach, product portfolio, R&D and our balance sheet.

It has been a journey unlike any other, and after completing the foundational work to establish Viatris, we have officially realized that vision. Today, Viatris stands tall, solid, and squarely on the path to continuing to make a real difference in healthcare for many years to come.

The Creation of Our Strong Foundation

Building upon Mylan’s legacy and the combination of Mylan and Pfizer’s Upjohn business in 2020, we announced a new business model dedicated to maximizing total shareholder return (TSR) and outlined a clear two-phased strategic plan. Phase 1, from the creation of Viatris until today, focused on achieving key milestones. For example:

•	Seamlessly integrating two diverse legacy organizations, achieving our target of $1 billion of synergies by the end of 2023.

•	Returning capital to shareholders through dividends and share buybacks totaling approximately $1.8 billion to date.

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Deleveraging our balance sheet by paying down approximately $6.6 billion in debt to-date, with a line of sight to reaching our leverage target of 3x debt to adjusted EBITDA, all while maintaining our investment grade credit rating.

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And, last but certainly not least, simplifying our operations by announcing several divestitures, allowing us to concentrate on areas with the greatest potential for growth, patient impact and shareholder value.

Phase 2 (2024 and Beyond): Setting Out a New Course for Growth

As a result of having achieved our original bold vision, Viatris is not just a generics company or a brand company or even just a specialty company, we are a new kind of healthcare company—a Next-Gen Hybrid Global Pharmaceutical Company with a relentless focus on continuing to deliver access to high quality medications at scale.

In Phase 2, beginning in 2024, we will focus our work over the next decade and beyond on building on our current strengths, investing up the value chain, and adding innovation across the full healthcare spectrum in a way we believe no other company in our sector has before.

To be clear, Phase 2 is not about changing course. It is simply about adding to what we have already built to date.

For example, we expect our current global platform to continue to produce powerful, substantial, and strong free cash flows. This will enable us to deliver on our future capital allocation priority of returning approximately 50% of our free cash flow generation to shareholders, while we use the remainder as follows:

1.	Make significant additional investments in our current pipeline;

2.	Expand our branded and innovative portfolio through executing strategic licensing and partnership deals; and,

3.	Being opportunistic about business development as well as mergers and acquisitions.

Where a lot of companies need to rely on outside financial resources to invest in themselves in order to fuel their growth, we are extremely proud that at Viatris we can rely on ourselves.

Transitioning Our Leadership

As I depart the board of directors and move into my new role as Chairman Emeritus and Strategic Advisor, I have never been more proud or more confident in the strength and position of our company. The vision I set out more than two decades ago has truly become a reality.

As a result, it has provided the opportunity for us to be able to undertake a clear and orderly transition of our leadership. Doing so will continue to enhance the company’s progress and growth going forward.

With Viatris’ powerful foundation now secure, the board of directors has elected Melina Higgins as the next Viatris Board Chair. I could not be more proud of this well-deserved recognition. With Melina’s election and Scott A. Smith fully at the helm as our new CEO and continuing to solidify his new organizational structure in the focus areas previously mentioned, I have never been more excited about, or more confident in, the future prospects of our Company, our colleagues and all of our stakeholders, including our shareholders.

With that said, I would like to thank all of our current and former shareholders for their support, and I cannot thank enough our thousands of employees both past and present around the world, and all of our current and former directors of the board who have served the Company from when I first joined Mylan until today. It is their tireless efforts and steadfast commitment, as well as the sacrifices and support of their families, that truly put Viatris in the powerful position we find ourselves in today. They should be recognized and applauded, and we should all be so very proud.

Forward-Looking Statements

These remarks contain “forward-looking statements”. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include, without limitation, statements that today Viatris stands tall, solid, and squarely on the path to continuing to make a real difference in healthcare for many years to come; having line of sight to reaching our leverage target of 3x debt to adjusted EBITDA, all while maintaining our investment grade credit rating; in Phase 2, beginning in 2024, we will focus our work over the next decade and beyond on building on our current strengths, investing up the value chain, and adding innovation across the full healthcare spectrum in a way we believe no other company in our sector has before; we expect our current global platform to continue to produce powerful, substantial, and strong free cash flows and that this will enable us to deliver on our future capital allocation priority of returning approximately 50% of our free cash flow generation to shareholders, while we use the remainder to make significant additional investments in our current pipeline, expand our branded and innovative portfolio through executing strategic licensing and partnership deals, and being opportunistic about business development as well as mergers and acquisitions; as he departs the board of directors and moves into his new role as Chairman Emeritus and Strategic Advisor, Mr. Coury has never been more proud or more confident in the strength and position of our Company; that the clear and orderly transition of our leadership will continue to enhance the company’s progress and growth going forward; with Melina’s election and Scott A. Smith fully at the helm as our new CEO and continuing to solidify his new organizational structure in the focus areas previously mentioned, Mr. Coury has never been more excited about, or more confident in, the future prospects of our Company, our colleagues and all of our stakeholders, including our shareholders; the goals or outlooks with respect to Viatris Inc.’s (“Viatris” or the “Company”) strategic initiatives, including but not limited to the Company’s two-phased strategic vision and potential and announced divestitures and acquisitions; the benefits and synergies of acquisitions, divestitures or our global restructuring program; future opportunities for the Company and its products; and any other statements regarding the Company’s future operations, financial or operating results, capital allocation, dividend policy and payments, stock repurchases, debt ratio and covenants, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, competitions, commitments, confidence in future results, efforts to create, enhance or otherwise unlock the value of our unique global platform, and other expectations and targets for future periods. Forward-looking statements may often be identified by the use of words such as “will”, “may”, “could”, “should”, “would”, “project”, “believe”, “anticipate”, “expect”, “plan”, “estimate”, “forecast”, “potential”, “pipeline”, “intend”, “continue”, “target”, “seek” and variations of these words or comparable words. Because forward-looking statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the possibility that the Company may be unable to realize the intended benefits of, or achieve the intended goals or outlooks with respect to, its strategic initiatives (including but not limited to announced divestitures); the possibility that the Company may be unable to achieve intended or expected benefits, goals, outlooks, synergies and operating efficiencies in connection with acquisitions, divestitures, or its global restructuring program within the expected timeframe or at all; with respect to previously announced divestitures, such divestitures not being completed on the expected timelines or at all, the risk that the conditions set forth in the definitive agreements with respect to such divestitures will not be satisfied or waived, failure to realize the total transaction values for the divestitures and/or the expected proceeds for any or all such divestitures, including as a result of any purchase price adjustment or a failure to achieve any conditions to the payment of any contingent consideration, the risk that the Company may elect not to exercise its option to accept the offer in the over-the-counter (“OTC”) transaction, and that the Company expects to incur a significant loss related to the OTC divestiture; goodwill or other impairment charges or other losses related to the divestiture or sale of businesses or assets (including but not limited to announced divestitures); the Company’s failure to achieve expected or targeted future financial and operating performance and results; the potential impact of public health outbreaks, epidemics and pandemics, including the ongoing challenges and uncertainties posed by the COVID-19 pandemic; actions and decisions of healthcare and pharmaceutical regulators; changes in relevant laws, regulations and policies and/or the application or implementation thereof, including but not limited to tax, healthcare and pharmaceutical laws, regulations and policies globally (including the impact of recent and potential tax reform in the U.S. and pharmaceutical product pricing policies in China); the ability to attract and retain key personnel; the Company’s liquidity, capital resources and ability to obtain financing; any regulatory, legal or other impediments to the Company’s ability to bring new products to market, including but not limited to “at-risk launches”; success of clinical trials and the Company’s or its partners’ ability to execute on new product opportunities and develop, manufacture and commercialize products; any changes in or difficulties with the Company’s manufacturing facilities, including with respect to inspections, remediation and restructuring activities, supply chain or inventory or the ability to meet anticipated demand; the scope, timing and outcome of any ongoing legal proceedings, including government inquiries or investigations, and the impact of any such proceedings on the Company; any significant breach of data security or data privacy or disruptions to our information technology systems; risks associated with having significant operations globally; the ability to protect intellectual property and preserve intellectual property rights; changes in third-party relationships; the effect of any changes in the Company’s or its partners’ customer and supplier relationships and customer purchasing patterns, including customer loss and business disruption being greater than expected following an acquisition or divestiture; the impacts of competition, including decreases in sales or revenues as a result of the loss of market exclusivity for certain products; changes in the economic and financial conditions of the Company or its partners; uncertainties regarding future demand, pricing and reimbursement for the Company’s products; uncertainties and matters beyond the control of management, including but not limited to general political and economic conditions, inflation rates and global exchange rates; and inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements, and the providing of estimates of financial measures, in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and related standards or on an adjusted basis.

For more detailed information on the risks and uncertainties associated with Viatris, see the risks described in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as amended, Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2023, and our other filings with the SEC. You can access Viatris’ filings with the SEC through the SEC website at www.sec.gov or through our website and Viatris strongly encourages you to do so. Viatris routinely posts information that may be important to investors on our website at investor.viatris.com, and we use this website address as a means of disclosing material information to the public in a broad, non-exclusionary manner for purposes of the SEC’s Regulation Fair Disclosure (Reg FD). The contents of our website are not incorporated into these remarks or our filings with the SEC. Viatris undertakes no obligation to update any statements herein for revisions or changes after the date of these remarks other than as required by law.

Non-GAAP Financial Measures

These remarks include the presentation and discussion of certain financial information that differs from what is reported under U.S. GAAP. These non-GAAP financial measures, including, but not limited to, free cash flow and long-term gross leverage target are presented in order to supplement investors’ and other readers’ understanding and assessment of the financial performance of Viatris. Free cash flow refers to U.S. GAAP net cash provided by operating activities less capital expenditures. Investors and other readers should consider non-GAAP measures only as supplements to, not as substitutes for or as superior measures to, the measures of financial performance prepared in accordance with U.S. GAAP.

Long-Term Gross Leverage Target

The stated forward-looking non-GAAP financial measure of long-term gross leverage target of 3.0x, with a range of 2.8x – 3.2x, is based on the ratio of (i) targeted notional gross debt and (ii) targeted Adjusted EBITDA. However, the Company has not quantified future amounts to develop this target but has stated its goal to manage notional gross debt and adjusted EBITDA over time in order to generally maintain or reach the target. This target does not reflect Company guidance. Notional gross debt is the sum of the Company’s long-term debt, including current portion, and short-term borrowings and other current obligations, adjusted for net premiums on various debt issuances and deferred financing fees. Viatris calculates adjusted EBITDA as U.S. GAAP net earnings (loss) adjusted for income tax provision (benefit), interest expense and depreciation and amortization (to get to EBITDA) and further adjusted for share-based compensation expense, litigation settlements and other contingencies, net, and restructuring, acquisition and divestiture related and other special items.